EXHIBIT 10.29
EXECUTION VERSION
J.P. MORGAN SECURITIES INC.
270 Park Avenue
New York, NY 10017
CONFIDENTIAL
January 8, 2008
Technitrol, Inc.
1210 Northbrook Drive, Suite 470
Trevose, Pennsylvania 19053
Attention of Drew Moyer
     Chief Financial Officer
Project Hummingbird
Engagement Letter
Ladies and Gentlemen:
     You have advised J.P. Morgan Securities Inc. (“JPMorgan”) that Technitrol, Inc., a Pennsylvania corporation (“Technitrol” or “you”), intends to acquire (the “Acquisition”) all the outstanding share capital of Sonion A/S, a company organized under the laws of Denmark (the “Company”), pursuant to a Share Purchase Agreement among Technitrol, one or more subsidiaries of Technitrol and each of the shareholders of the Company (other than certain management shareholders). As a result of the Acquisition, the Company will be an indirect wholly-owned subsidiary of Technitrol. You have further advised JPMorgan that, in connection therewith, you desire to obtain $500,000,000 of syndicated five-year credit facilities (the “Five-Year Facilities”) or, in the event the Five-Year Facilities cannot be arranged by the date on which the Acquisition is consummated (the “Closing Date”), an Interim Senior Term Loan Facility in a principal amount of $200,000,000 and an Interim Senior Revolving Credit Facility in a principal amount of $300,000,000 (together, the “Interim Facilities”), the proceeds of which may be utilized, among other things, to finance the Acquisition and the related transactions.
     1. Engagement of JPMorgan. You hereby engage JPMorgan to be, in connection with refinancing or replacement of any of the Interim Facilities, the sole bookrunner for, and the sole underwriter of, or sole placement agent for, or sole initial purchaser of, any public or private offering of equity securities by you or of debt securities by you or any of your subsidiaries consummated as part of such refinancing or replacement (any such securities being referred to herein as “Securities” and any such offering being referred to herein as an “Offering”). In acting in such capacities, JPMorgan will perform the services and exercise the authority customarily performed or exercised by it in connection therewith.
     You acknowledge and agree that JPMorgan’s engagement hereunder is not an agreement by JPMorgan or any of its affiliates to underwrite, place or purchase any Securities or otherwise to provide any financing. Any such agreement would be set forth in an underwriting agreement, purchase agreement or placement agency agreement entered into by you or one of your subsidiaries, and JPMorgan or one of its affiliates, which will be in JPMorgan’s or such affiliate’s customary form and contain mutually acceptable terms and conditions.
     2. Exclusive Engagement. During the term hereof, you will not, and will cause your subsidiaries not to, initiate, solicit or enter into any discussions or negotiations looking toward the issuance, offering or sale of any Securities to any third parties, except through JPMorgan. In the event that you or any of your subsidiaries shall receive any inquiry concerning any Securities, you will, or will cause such subsidiary to, promptly inform JPMorgan of such inquiry. You agree that you will not, and will not permit any of your subsidiaries to, appoint any third party as an additional bookrunner, underwriter, placement agent or initial purchaser for any Offering without obtaining JPMorgan’s prior written consent to such appointment and to the terms of such third party’s participation in such Offering.
     3. Engagement Period, Termination and Survival. This letter agreement may be terminated by JPMorgan at any time upon 10 days’ prior written notice to you. This letter agreement may be terminated by you upon 10 days’ prior written notice to JPMorgan (a) if the Closing Date shall not have occurred, after July 31, 2008, (b) if the Closing Date occurs and no amounts are outstanding, or available for borrowing, under the Interim Facilities, the Closing Date and (c) if the Closing Date occurs and any amounts are outstanding, or available for borrowing, under the Interim Facilities, after the date on which all amounts outstanding or available for borrowing under the Interim Facilities shall have been refinanced, repaid or replaced. This paragraph and the provisions of this letter agreement relating to the payment of fees and expenses, indemnification and contribution, confidentiality, references to JPMorgan and governing law, submission to jurisdiction and waiver of jury trial will survive any termination or expiration of this letter agreement.
     4. Indemnification. In consideration of the engagement hereunder, you (the “Indemnifying Party”) agree to the indemnification and contribution provisions set forth in Annex A hereto, the provisions of which are incorporated by reference herein and constitute a part hereof.
     5. Fees and Expenses. (a) In any Offering that is consummated prior to termination of this letter agreement and in which JPMorgan acts in the capacities contemplated hereby, you shall pay, or cause to be paid, aggregate underwriters’ or initial purchasers’ discounts, placement agency fees or arrangement fees, as applicable, that are customary for such transactions at the time and reasonably satisfactory to JPMorgan, payable at the closing of such Offering. If you or any of your subsidiaries, directly or indirectly, engage in any Offering in which JPMorgan did not act in the capacities contemplated hereby, you shall pay, or cause to be paid, on the date on which each such Offering is consummated, the fees that would have been payable to JPMorgan hereunder in connection with such Offering had JPMorgan acted in such capacities.
     (b) If the “Interim Facilities Fee” shall have been paid by or on behalf of you to JPMorgan or its affiliates in respect of the Interim Facilities pursuant to the Fee Letter dated the date hereof among JPMorgan, JPMorgan Chase Bank, N.A. and you, then you will be entitled to a credit therefor with respect to any fees payable by you pursuant to the immediately preceding paragraph in connection with any Offering that is consummated prior to the date that is 180 days after the Closing Date and for which JPMorgan acts in the capacities contemplated hereby, such credit to be equal to the product of (i) 0.25% and (ii) the aggregate principal amount of loans under the Interim Facilities permanently repaid (with, in the case of repayment of revolving loans, termination of the corresponding commitments) with the proceeds of such Offering. It is understood and agreed that any such credit applied to any such fees payable to JPMorgan in connection with any Offering shall not exceed such fees.
     (c) In addition, whether or not the Acquisition is consummated, you shall reimburse JPMorgan promptly upon request for all its reasonable out-of-pocket costs and expenses (including expenses of JPMorgan’s due diligence investigation, syndication expenses, travel expenses and reasonable fees, disbursements and other charges of counsel) incurred in connection with the preparation of this letter agreement or any of the transactions contemplated hereby, whether or not any Offering is consummated; provided, however, that, in connection with any Offering, no such reimbursement of costs and expenses related thereto shall be required in the event that JPMorgan is paid with respect to such Offering the compensation contemplated above; provided further, that your obligation under this clause (c) in respect of fees, disbursements and other charges of counsel incurred prior to December 13, 2007 will be limited to $50,000; provided further, however, that you shall in any case be responsible for all printing costs, filing fees and “blue-sky” fees and expenses, as well as all stamp, issuance, transfer or other similar taxes or duties and all listing fees and expenses, incurred or applicable in connection with any Offering.
     (d) All amounts payable to JPMorgan under the terms of this engagement are exclusive of value added tax or any similar taxes (“VAT”). All amounts charged by JPMorgan or for which JPMorgan is to be reimbursed will be invoiced together with VAT, where appropriate. You agree, on behalf of yourself and your subsidiaries, that all amounts payable hereunder shall be paid in U.S. dollars and free and clear of, and without any deduction or withholding for or on account of, any current or future taxes, levies, imports, duties, charges or other deductions or withholdings levied in any jurisdiction from or through which payment is made or where the payor is located unless such deduction or withholding is required by applicable law, in which event you or your applicable subsidiary shall pay additional amounts so that the persons entitled to such payments will receive the amount that such persons would otherwise have received but for such deduction or withholding.

     6. Cooperation and Information. (a)  You agree to prepare and provide, and shall cause your subsidiaries to prepare and provide all information with respect to you and your subsidiaries and affiliates, the Acquisition and the related transactions and the other transactions contemplated hereby, including all financial information and projections with respect to you and your subsidiaries giving pro forma effect to the Acquisition and the related transactions (such projections, the “Projections”), as JPMorgan may reasonably request in connection with any Offering. If JPMorgan shall so request, you agree to use your commercially reasonable efforts to obtain ratings of any Securities to be issued in any Offering from each of Standard & Poor Rating’s Group and Moody’s Investors Services, Inc.
     (b) You hereby represent and warrant that (i) all information (the “Information”) that has been or will be made available to JPMorgan by or on behalf of you, your subsidiaries or affiliates or representatives of any of the foregoing, is or will be, when furnished and taken as a whole, complete and correct in all material respects and does not or will not, when furnished and taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements are made, (ii) all historical financial data provided to JPMorgan will be prepared in accordance with U.S. GAAP (or with appropriate reconciliation to U.S. GAAP if required by law or regulation or requested by JPMorgan) and will fairly present the financial condition and operations of you and your subsidiaries, or the Company and its subsidiaries, as applicable, and (iii) the Projections that have been or will be made available to JPMorgan by or on behalf of you, your subsidiaries or affiliates or representatives of any of the foregoing have been and will be prepared in good faith based upon assumptions that in your good faith opinion are reasonable at the time such Projections are made available to JPMorgan, it being understood that the Projections are as to future events and are not to be viewed as facts and that actual results during the period or periods covered by any Projections may differ materially from the projected results. You agree that you will notify JPMorgan promptly (A) of any material adverse change, or any event or development that could reasonably be expected to result in any material adverse change, in the business, assets, operations, financial condition, liabilities (including contingent liabilities), material agreements and prospects of you and your subsidiaries and (B) if any information furnished to JPMorgan by or on behalf of you, the Company, your or its subsidiaries or affiliates or representatives of any of the foregoing during the period of JPMorgan’s engagement hereunder is or becomes inaccurate, incomplete or misleading in any material respect. You acknowledge that JPMorgan will be entitled to use and rely, without independent verification, upon the accuracy and completeness of the Information and that JPMorgan does not assume any responsibility therefor.
     7. Confidentiality. (a)  JPMorgan agrees to use all non-public information provided to it by you or your representatives solely for the purpose of providing the services that are the subject of this letter agreement and to treat confidentially all such information; provided that nothing herein shall prevent JPMorgan from disclosing any such information (i) to purchasers or prospective purchasers of any Securities in connection with any Offering thereof, (ii) to any rating agency, (iii) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding (in which case JPMorgan shall, to the extent permitted by law, promptly notify you thereof in advance of any disclosure so as to enable you to seek a protective order), (iv) upon the request or demand of any bank or other regulatory authority having jurisdiction or oversight over JPMorgan or any of its affiliates, (v) to the extent that such information (A) becomes publicly available other than by reason of disclosure by JPMorgan in violation of this letter agreement, (B) becomes available to JPMorgan from a source other than you or your representatives, which source is not known by JPMorgan to be subject to a duty of confidentiality to you with respect to such information, or (C) was available on a non-confidential basis to JPMorgan prior to the disclosure to it by you or your representatives, (vi) to its affiliates and its and their respective directors, officers, employees, attorneys, accountants, advisors, independent auditors and other experts or agents who need to know such information in connection with any Offering or any other services provided by JPMorgan or its affiliates to you or your subsidiaries or affiliates, provided that, prior to any disclosure to the foregoing persons, JPMorgan will advise such persons of the confidentiality obligations set forth in this paragraph, and (vii) in protecting and enforcing its rights with respect to this letter agreement. JPMorgan accepts responsibility for compliance by the persons referred to in clause (vi) above with the provisions of this paragraph. This undertaking by JPMorgan shall automatically terminate 24 months following the termination of JPMorgan’s engagement hereunder.
     (b) You agree that you will treat as confidential and will not disclose, directly or indirectly, this letter agreement or the contents hereof, or any final arrangements, proposals or advice rendered by JPMorgan pursuant hereto, to any person without the prior written approval of JPMorgan. Notwithstanding the foregoing, nothing herein shall prevent you from disclosing such information in a manner consistent with the exceptions set forth in clauses (ii) through (vii) in the immediately preceding paragraph, substituting yourself for JPMorgan therein, as applicable.
     8. Matters Relating to Engagement. You acknowledge that JPMorgan has been engaged solely as an independent contractor to provide the services set forth herein. In rendering such services, JPMorgan will be acting solely pursuant to a contractual relationship on an arm’s length basis with respect to any Offering (including in connection with determining the terms of any Offering), and nothing in this letter agreement or otherwise will be deemed to create (and JPMorgan will not be deemed on the basis of its communications or activities hereunder to have assumed) an advisory, fiduciary or agency relationship or fiduciary or other implied duty between JPMorgan, on the one hand, and you and your subsidiaries, affiliates or stockholders, on the other. Additionally, you acknowledge that JPMorgan is not advising you or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. You shall consult with your own advisors concerning such matters and shall be responsible for making your own independent investigation and appraisal of the transactions contemplated hereby, and JPMorgan shall have no responsibility or liability to you with respect thereto. You agree that any review by JPMorgan of you, any Offering, the terms of any Securities and other matters relating thereto will be performed solely for the benefit of JPMorgan and its affiliates and shall not be on behalf of you or any of your subsidiaries or affiliates. Finally, you agree that JPMorgan may perform the services contemplated hereby in conjunction with its affiliates, and that any JPMorgan affiliates performing services hereunder shall be entitled to the benefits and be subject to the terms of this letter agreement.
     Following completion of any Offering, JPMorgan shall have the right to place advertisements in financial and other newspapers and journals at its own expense describing its services in connection therewith. JPMorgan may not, without its prior written consent, be quoted or referred to in any document, release or communication prepared, issued or transmitted by you (including any entity controlled by, or under common control with, you or any director, officer, employee or agent thereof).
     You acknowledge that JPMorgan is a securities firm engaged in securities trading and brokerage activities and providing investment banking and financial advisory services. In the ordinary course of business, JPMorgan and its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers, in debt or equity securities of you, the Company, your and its subsidiaries or affiliates or other entities that may be involved in the transactions contemplated hereby.
     In addition, JPMorgan and its affiliates may from time to time perform various investment banking, commercial banking and financial advisory services for other companies who may have conflicting interests with respect to you, the Company, your or its subsidiaries or affiliates or any Offering. JPMorgan and its affiliates will not use confidential information obtained from you or your representatives pursuant to this engagement or their other relationships with you in connection with the performance by JPMorgan and its affiliates of services for other companies, and JPMorgan and its affiliates will not furnish any such information to other companies. You acknowledge that JPMorgan and its affiliates have no obligation to use in connection with this engagement, or to furnish to you or any of your affiliates, confidential information obtained from other companies.
     Furthermore, you acknowledge that JPMorgan and its affiliates may have fiduciary or other relationships whereby JPMorgan and its affiliates may exercise voting power over securities of various persons, which securities may from time to time include securities of you, the Company, potential purchasers of the Securities or others with interests in respect of the Acquisition or any Offering. You acknowledge that JPMorgan and its affiliates may exercise such powers and otherwise perform their functions in connection with such fiduciary or other relationships without regard to JPMorgan’s relationship to you hereunder.
     9. Governing Law and Submission to Jurisdiction. This letter agreement, including Annex A hereto, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. You and we irrevocably agree to waive trial by jury in any action, proceeding, claim or counterclaim brought by or on behalf of either party related to or arising out of this letter agreement, the Acquisition, any Offering or the performance of services hereunder.

     Each of the parties hereto irrevocably agrees that, except as otherwise set forth in this paragraph, any state or Federal court sitting in the City of New York shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute arising out of or relating to this letter agreement, the Acquisition, any Offering or the performance of services hereunder and, for such purposes, irrevocably submits to the jurisdiction of such courts. You hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. You and we agree that a final judgment (as to which no appeal is pending) in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon you and us and may be enforced in any other court to whose jurisdiction you or we are or may in the future be subject, by suit upon judgment. You further agree that nothing herein shall affect JPMorgan’s right to effect service of process in any other manner permitted by law or to bring a suit, action or proceeding (including a proceeding for enforcement of a judgment) in any other court or jurisdiction in accordance with applicable law.
     10. Miscellaneous. This letter agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. This letter agreement may not be amended or modified except by a writing executed by each of the parties hereto. Section headings herein are for convenience only and are not a part of this letter agreement. This letter agreement is solely for the benefit of you and JPMorgan, and no other person (except for Indemnified Persons to the extent set forth in Annex A hereto) shall acquire or have any rights under or by virtue of this letter agreement. This letter agreement may not be assigned by you without JPMorgan’s prior written consent. You agree to cause your subsidiaries to fulfill each of their obligations under this letter agreement.
     If any term, provision, covenant or restriction contained in this letter agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. You and JPMorgan shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.
     This letter agreement may be executed in counterparts, each of which will be deemed an original, and all of which taken together will constitute one agreement. Delivery of an executed counterpart of a signature page of this letter agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this letter agreement.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by signing in the appropriate space below and returning to JPMorgan the enclosed duplicate original hereof, whereupon this letter agreement shall become a binding agreement between us.

Very truly yours,

J.P. MORGAN SECURITIES INC.,

by:	/s/ Robert Anastasio
Name: Robert Anastasio
Title: Vice President
Accepted and agreed to as of
the date first written above.

TECHNITROL, INC.

by:	/s/ Drew A. Moyer
Name: Drew A. Moyer
Title: SVP & CFO

ANNEX A
     The Indemnifying Party agrees to indemnify and hold harmless JPMorgan, its affiliates and its and their respective officers, directors, employees, agents and controlling persons (each an “Indemnified Person”) from and against any and all losses, claims, demands, damages, liabilities and expenses, joint or several, to which any such Indemnified Person may become subject arising out of or in connection with the transactions contemplated by the letter agreement to which this Annex A is attached (the “Agreement”), or any claim, litigation, investigation or proceedings relating to the foregoing (the “Proceedings”) regardless of whether any such Indemnified Person is a party thereto, and to reimburse such Indemnified Person for any legal or other expenses as they are incurred in connection with investigating, responding to or defending any of the foregoing, provided that the foregoing indemnification will not, as to any Indemnified Person, apply to losses, claims, demands, damages, liabilities or expenses to the extent that they are determined in a final nonappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person. The Indemnifying Party also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Indemnifying Party for or in connection with the Agreement, any transactions contemplated thereby or JPMorgan’s role or services in connection therewith, except to the extent that any liability for losses, claims, demands, damages, liabilities or expenses incurred by the Indemnifying Party are finally judicially determined to have resulted from the gross negligence or willful misconduct of such Indemnified Person.
     If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, demand, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and such Indemnified Person on the other hand but also the relative fault of the Indemnifying Party and such Indemnified Person, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to the Indemnifying Party on the one hand and all Indemnified Persons on the other hand shall be deemed to be in the same proportion as (a) the total value received or proposed to be received by the Indemnifying Party pursuant to any sale of the Securities (whether or not consummated) bears to (b) the fee paid or proposed to be paid to JPMorgan in connection with such sale or such incurrence. The indemnity, reimbursement and contribution obligations of the Indemnifying Party under this Annex A shall be in addition to any liability which the Indemnifying Party may otherwise have to an Indemnified Person and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnifying Party and any Indemnified Person.
     Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings, such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided that (a) the omission so to notify the Indemnifying Party will not relieve it from any liability which it

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may have hereunder except to the extent it has been materially prejudiced by such omission and (b) the omission so to notify the Indemnifying Party will not relieve it from any liability which it may have to an Indemnified Person otherwise than on account of this indemnity agreement. In case any such Proceedings are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person; provided that if the defendants in any such Proceedings include both the Indemnified Person and the Indemnifying Party and the Indemnified Person shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party, the Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by the Indemnified Person of counsel, the Indemnifying Party will not be liable to such Indemnified Person for expenses incurred by the Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel, approved by JPMorgan, representing the Indemnified Persons who are parties to such Proceedings), (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of commencement of the Proceedings or (iii) the Indemnifying Party has authorized in writing the employment of counsel for the Indemnified Person.
     The Indemnifying Party shall not be liable for any settlement of any Proceedings effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such Proceedings, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with the provisions of this Annex A. Notwithstanding the immediately preceding sentence, if at any time an Indemnified Person shall have requested the Indemnifying Party to reimburse such Indemnified Person for legal or other expenses in connection with investigating, responding to or defending any Proceedings as contemplated by this Annex A, the Indemnifying Party shall be liable for any settlement of any Proceedings effected without its written consent if (a) such settlement is entered into more than 30 days after receipt by the Indemnifying Party of such request for reimbursement and (b) the Indemnifying Party shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Proceedings in respect of which indemnity could have been sought

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hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on claims that are the subject matter of such Proceedings and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     Capitalized terms used but not defined in this Annex A have the meanings assigned to such terms in the letter agreement to which this Annex A is attached.